77Q HIO
Amendment of Non-Fundamental Investment Policies

Resolutions for ESD
RESOLVED:That to be effective September 15, 2007, the Fund hereby creates the following new investment policy:
The Fund may invest in dollar rolls.
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes the following current investment policy:
The Fund usually will attempt to maintain a portfolio with a weighted average credit quality rated between Baa2 and B3 by Moody's or between BBB and B- by S&P.
and (b) creates the following new investment policy:
The Fund usually will attempt to maintain a portfolio with a weighted average credit quality rated B3 or above by Moody's or B- or above by S&P or equivalent rating by any nationally recognized statistical rating organization.
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes the following current investment policy:
Debt securities of emerging market
issuers of the type in which the Fund
will invest at least 80% of its Managed
Assets are generally considered to have a credit quality rated below investment grade by internationally recognized credit rating organizations such as
Moody's and S&P.
	and (b) creates the following new investment policy:
The Fund will invest at least 80% of its Managed Assets in debt securities of issuers in emerging market countries.

Resolutions for EFL
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes the following current investment policy:
Under normal market conditions, the Fund will invest at least 65% of its total assets in debt securities of emerging market sovereign issuers. In addition, up to 35% of the Fund's total assets may be invested in debt securities of emerging market corporate issuers and high yield debt securities of U.S.
corporate issuers.
and (b) creates the following new investment policy:
The Fund may also invest up to 20% of its total assets in a broad range of other
U.S. and non-U.S. fixed income
securities, including, but not limited
to: corporate bonds, loans, mortgage- and asset-backed securities, preferred stock and sovereign debt, derivative instruments of the foregoing securities and dollar rolls. Such securities may be rated high yield (i.e., rated below investment grade by any nationally recognized statistical rating organization or, if unrated, of equivalent quality as determined by the manager). Under normal circumstances, the Fund will invest in securities of issuers located in at least four countries.
RESOLVED:That to be effective September 15, 2007 the Fund hereby removes the following current investment policy:
The debt securities in which the Fund
will invest will be rated, at the time of investment, in the categories 'Ba' or 'B' by Moody's or 'BB' or 'B' by S&P or, if not rated by Moody's or S&P, will be of comparable quality as determined by the Investment Adviser.

Resolutions for EMD
RESOLVED:That to be effective September 15, 2007, the Fund hereby creates the following new investment policy:
The Fund may also invest up to 20% of its total assets in a broad range of other
U.S. and non-U.S. fixed income
securities, including, but not limited
to: corporate bonds, loans, mortgage- and asset-backed securities, preferred stock and sovereign debt, derivative instruments of the foregoing securities and dollar rolls. Such securities may be rated high yield (i.e., rated below investment grade by a nationally recognized statistical rating organization or, if unrated, of equivalent quality as determined by the manager).
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes the following current investment policy:
The Fund is subject to no restrictions on the maturities of the emerging market country debt securities it holds; those maturities may range from overnight to 30 years.
and (b) creates the following new investment policy:
The Fund is subject to no restrictions on the maturities of the emerging market country debt securities it holds.
RESOLVED:That to be effective September 15, 2007, the Fund hereby removes the following current investment policy:
Emerging market country debt securities
of the type in which the Fund will invest substantially all of its assets are generally considered to have a credit quality rated below investment grade by internationally recognized credit rating organizations such as Moody's and S&P.

Resolutions for EDF
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes the following current investment policy:
The Fund shall invest a minimum of 80% of its total assets in debt securities of government and government-related issuers located in emerging market countries
(including participations in loans
between governments and financial
institutions), and of entities organized to restructure outstanding debt of such issuers.
and (b) creates the following new investment policy:
The Fund shall invest a minimum of 80% of its total assets in debt securities of government and government related issuers located in emerging market countries, of entities organized to restructure outstanding debt of such issuers would remain, and debt of corporate issuers in emerging market countries.
The Fund may also invest up to 20% of its total assets in a broad range of other
U.S. and non-U.S. fixed income
securities, including, but not limited
to: corporate bonds, loans, mortgage- and asset-backed securities, preferred stock and sovereign debt, derivative instruments of the foregoing securities and dollar rolls. Such securities may be rated high yield (i.e., rated below investment grade by a nationally recognized statistical rating organization or, if unrated, of equivalent quality as determined by the manager).
RESOLVED:That to be effective September 15, 2007, the Fund hereby removes the following current investment policy:
The Fund shall not invest more than 35%
of its total assets in emerging market
corporate debt issuers.
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes the following current investment policy:
The Fund is subject to no restrictions on the maturities of the emerging market country debt securities it holds; those maturities may range from overnight to 30 years.
and (b) creates the following new investment policy:
The Fund is subject to no restrictions on the maturities of the emerging market country debt securities it holds.
RESOLVED:That to be effective September 15, 2007, the Fund hereby removes the following current investment policy:
The Fund's investments in emerging market country debt securities may generally be considered to have credit quality below investment grade as determined by internationally recognized credit rating agency organizations, such as Moody's
Investors  Service, Inc., ('Moody's') and
Standard & Poor's Corporation ('S&P').

Resolutions for EHI
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes the following current investment policy:
The Fund usually will attempt to maintain a portfolio with a weighted average credit quality rated at least Ba3 to A2 by Moody's or BB- to A by S&P.
and (b) creates the following new investment policy:
The Fund usually will attempt to maintain a portfolio with a weighted average credit quality rated at least B3 by Moody's or B- by S&P or equivalent rating from any nationally recognized statistical rating organization.
RESOLVED:That to be effective September 15, 2007, the Fund hereby removes the following current investment policy:
The Fund usually will attempt to maintain a portfolio with a weighted average credit quality rated at least Ba3 to A2 by Moody's or BB to A by S&P. The Fund may, however, invest up to 80% of its Managed Assets in below investment grade fixed income securities.
RESOLVED:That to be effective September 15, 2007, the Fund hereby creates the following new investment policy:
There may be times during which, in the
judgment of Western Asset Management
Company, conditions in the securities
markets would make pursuing the Fund's
basic investment strategy inconsistent
with the best interest of the Fund's
shareholders.  At such times, and as a
temporary defensive strategy, Western
Asset Management Company may employ
alternative strategies, including
investment of all of the Fund's assets in securities rated investment grade by any nationally recognized statistical rating organization, or in unrated securities of comparable quality.

Resolutions for GDF
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes the following current investment policy:
The debt securities in which the Fund
invests generally will be rated, at the time of investment, in the categories
'Ba' or 'B' by Moody's or 'BB' or 'B' by S&P or, if not rated by Moody's or S&P, will be of comparable quality as determined by the Investment Adviser.
and (b) creates the following new investment policy:
The Fund usually will attempt to maintain a portfolio with a weighted average credit quality rated at least B3 by Moody's or B- by S&P or equivalent rating by any nationally recognized statistical rating organization.

Resolutions for HIF
RESOLVED:That to be effective September 15, 2007, the Fund hereby creates the following new investment policy:
The Fund may invest in dollar rolls,
asset-backed securities and mortgaged-
backed securities.

Resolutions for HIX
RESOLVED:That to be effective September 15, 2007, the Fund hereby creates the following new investment policy:
The Fund may invest in dollar rolls,
asset-backed securities and mortgaged-
backed securities.

Resolutions for HIO
RESOLVED:That to be effective September 15, 2007, the Fund hereby creates the following new investment policy:
The Fund may invest in dollar rolls.
RESOLVED:That to be effective September 15, 2007, the Fund hereby removes the following current investment policy:
The fund may not purchase additional
fixed income securities rated by more
than one rating agency lower than B if
more than 10% of assets are invested in
such securities.
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes the following current investment policy:
Notwithstanding the foregoing, the fund
may invest any amount of assets in
investment grade securities when the
difference in yields between those
securities and lower-rated securities is relatively narrow. In addition, the fund may invest in investment grade securities for temporary defensive purposes.
Investments in investment grade
securities may serve to lessen a decline in net asset value but may also affect the amount of current income produced by the fund, since the yields from such securities are usually lower than those from lower-rated securities. The fund may also invest without limitation in money market instruments, including commercial paper of domestic and foreign corporations, certificates of deposit, bankers' acceptances and other obligations of banks, repurchase agreements and short-term obligations issued or guaranteed by the United States government or its agencies. The yield on these securities will generally be lower than the yield on other securities purchased by the fund.
and (b) creates the following new investment policy:
There may be times during which, in the
judgment of Western Asset Management
Company, conditions in the securities
markets would make pursuing the Fund's
basic investment strategy inconsistent
with the best interest of the Fund's
shareholders.  At such times, and as a
temporary defensive strategy, Western
Asset Management Company may employ
alternative strategies, including
investment of all of the Fund's assets in securities rated investment grade by any nationally recognized statistical rating organization, or in unrated securities of comparable quality.

Resolutions for IMF
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes its current definition of 'emerging market country' as:
As used in this prospectus, an 'emerging market' country is any country considered to be an emerging market country by the World Bank at the time of investment.
These countries generally include every
nation in the world except the United
States, Canada, Japan, Australia, New
Zealand and most countries located in
Western Europe.
and (b) adopts the following definition of 'emerging market country' as:
any country which is, at the time of the Fund's investment, represented in the
JPMorgan Emerging Markets Bond Index
Global or categorized by the
International Bank for Reconstruction and
Development ('World Bank'), in its annual categorization, as middle or low-income.
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes the following current investment policy:
The average portfolio duration of the
Fund will normally be within one to eight years, including the effects of leverage which may change from time to time, based on the Investment Manager's forecast for interest rates.
and (b) creates the following new investment policy:
Although the Fund may invest in fixed
income securities of any maturity, the
average modified duration of the Fund is expected to range within three years of that of the Fund's stated benchmark.

Resolutions for MHY
RESOLVED:That to be effective September 15, 2007, the Fund hereby creates the following new investment policy:
The Fund may invest in dollar rolls and
mortgaged-backed securities.
RESOLVED:That to be effective September 15, 2007, the Fund hereby removes the following current investment policy:
The portfolio may invest up to 20% of its assets in securities rated lower than B by a rating agency.
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes the following current investment policy:
When SSB Citi believes that economic
circumstances warrant a temporary
defensive posture, the portfolio may
invest without limitation in short-term
money market instruments rated in the two highest ratings categories by an NRSRO, or, if unrated, of comparable quality in the opinion of SSB Citi. The portfolio may also invest in money market instruments to help defray operating expenses, to serve as collateral in connection with certain investment techniques and to hold as a reserve pending the payment of dividends to investors. Money market instruments in which the portfolio typically expects to invest include: U.S. government securities; bank obligations (including certificates of deposit, time deposits and bankers' acceptances of U.S. or foreign banks); commercial paper; and repurchase agreements. To the extent the portfolio invests in short-term money market instruments, it may not be pursuing its investment objectives.
and (b) creates the following new investment policy:
There may be times during which, in the
judgment of Western Asset Management
Company, conditions in the securities
markets would make pursuing the Fund's
basic investment strategy inconsistent
with the best interest of the Fund's
shareholders.  At such times, and as a
temporary defensive strategy, Western
Asset Management Company may employ
alternative strategies, including
investment of all of the Fund's assets in securities rated investment grade by any nationally recognized statistical rating organization, or in unrated securities of comparable quality.

Resolutions for SBW
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes the following current investment policy:
The Fund will not invest in mortgage-
backed securities.
RESOLVED:That to be effective September 15, 2007, the Fund hereby
(a) removes the following current investment policy:
The debt securities in which the Fund
will invest generally will be rated, at
the time of investment, in the categories
'Ba' or 'B' by Moody's or 'BB' or 'B' by S&P or, if not rated by Moody's or S&P, will be of comparable quality as determined by the Adviser.
and (b) creates the following new investment policy:
The Fund usually will attempt to maintain a portfolio with a weighted average credit quality rated at least B3 by Moody's or B- by S&P or equivalent rating by any nationally recognized statistical rating organization.

Resolutions for ZIF
RESOLVED:That to be effective September 15, 2007, the Fund hereby creates the following new investment policy:
The Fund may invest in dollar rolls.
RESOLVED:That to be effective September 15, 2007, the Fund hereby removes the following current investment policy:
These securities are commonly known as
'junk bonds' because they are rated in
the lower categories by nationally
recognized rating agencies (consisting of fixed-income securities rated BB to as low as C by Standard & Poor's Rating
Group, or S&P, or Ba to as low as C by
Moody's Investors Services, Inc., or
Moody's).
RESOLVED:That to be effective September 15, 2007, the Fund hereby removes the following current investment policy:
'High yield' fixed-income securities, the generic name for corporate bonds rated between BB and C by S&P and between Ba and C by Moody's, are frequently issued by corporations in the growth stages of their development, as a result of corporate reorganizations or as part of corporate takeovers.
RESOLVED:That to be effective September 15, 2007, the Fund hereby creates the following new investment policy:
'High yield' fixed-income securities
(commonly known as 'junk bonds') are
rated as below investment grade (i.e., if it is not rated Baa/BBB or above by at least one nationally recognized statistical rating organization, or, if unrated, determined by Western Asset
Management Company to be of comparable
quality).
RESOLVED:That to be effective September 15, 2007, the Fund hereby creates the following new investment policy:
There may be times during which, in the
judgment of Western Asset Management
Company, conditions in the securities
markets would make pursuing the Fund's
basic investment strategy inconsistent
with the best interest of the Fund's
shareholders.  At such times, and as a
temporary defensive strategy, Western
Asset Management Company may employ
alternative strategies, including
investment of all of the Fund's assets in securities rated investment grade by any nationally recognized statistical rating organization, or in unrated securities of comparable quality.

	B-12

APPENDIX B
	B-1
082221-0249-10971-NY01.2666346.5	11/21/2007 11:42 AM